Exhibit 10.13                                                 AGREEMENT NO. 7751

                                  SERVICES AGREEMENT

This Services Agreement, including its attachments, constitutes the agreement ("Agreement") between Pomeroy Computer Resources, Inc. ("Vendor") and Nationwide Mutual Insurance Company, One Nationwide Plaza, Columbus, Ohio ("Customer"), made this 11th day of December, 1996 ("Commencement Date").

Subject to the terms and conditions contained herein, Vendor agrees to provide Customer, on a non-exclusive basis, the Equipment and services as set forth in this Agreement. For purposes of this Agreement, the term "Customer" shall be deemed to include all Nationwide Insurance Enterprise companies, all locations. Each such company ordering Equipment may choose to be separately invoiced for its orders, however, it is Customer's intent to utilize an Enterprise-wide summary invoice.

1.  PRODUCTS/PRICING:

    The Equipment currently contemplated for purchase pursuant to this Agreement and associated pricing are as follows:

         Product*       Manufacturer        Price**
         -------        ------------        -----

         Servers           Compaq             3%

         Servers            IBM               3%

         Printers       Hewlett-Packard       3%

    * detailed product descriptions contained in attached Exhibit 1.

    ** price is listed as a percentage mark-up above actual manufacturers' price charged to Vendor, or other party in vertical or horizontal privity with Vendor.

    Regardless of manufacturer, additional products and components, including alternate Equipment as defined in Section 4. and follow-on products to the items contained in attached Exhibit 1, are offered to Customer at a price equal to the actual manufacturer's price charged to Vendor plus 3%. All such additional products and components are deemed "Equipment" for purposes of this Agreement.

    Vendor agrees to provide a monthly report to Customer listing the actual manufacturer's price, vendor mark-up, and Customer price for each Equipment item purchased by Customer in the previous month, and shall provide supporting detailed manufacturer's invoices if so requested by Customer.

2.  DELIVERY:

    a. Vendor shall deliver the Equipment to Customer at the location and by the date set forth in the applicable order. Vendor may invoice Customer for the actual shipping costs associated with shipping the Equipment, except that Vendor shall not invoice

         Customer for costs in excess of Vendor's standard second-day shipping costs unless expedited shipping is requested by Customer in writing.

    b. Subject to Section 4., Vendor warrants that it is capable of delivering Equipment within 6 business days of Vendor's receipt of an order (date of receipt of order is first business day). Customer may cancel any order, or portion thereof, without charge or penalty, provided that such order, or portion thereof, is canceled prior to the system being configured by Vendor per Customer's order. Customer may, at its election, return any Equipment items within 30 days of receipt. Except for returns in the first 30 days due to Equipment found to be defective or not conforming to Customer's order, Customer shall pay software load fees, configuration fees, and delivery and return shipping costs. Customer will not incur any restocking charges or other costs or penalties with respect to such elective returns.

3.  PAYMENT TERMS:

    The purchase price of the Equipment shall be payable to Vendor by Customer within 30 days of invoice date. Customer will also be responsible for any sales taxes or other taxes applicable to the use, delivery, or installation of the Equipment. Such taxes shall be payable by Customer within 30 days of receipt of an itemized invoice from Vendor. In no event shall Customer be responsible for any taxes based on the net income of Vendor. Any other amounts which may become payable by Customer pursuant to this Agreement, shall be payable by Customer within 30 days of receipt of an itemized invoice from Vendor.

    Invoices may be issued by Vendor upon last shipment of Equipment identified on the invoice, unless partial shipment is approved by Customer (in which event Vendor may invoice upon last shipment of Equipment in the partial shipment). In the event there is a dispute as to the invoice, Customer shall pay the undisputed portion of the invoice by the payment due date as set forth above. Payments past due will incur interest at the rate of 1% per month.

4.  EQUIPMENT AVAILABILITY:

    For purchases ordered by Customer in connection with a Customer project, Customer will provide Vendor with written non-binding forecasts detailing anticipated Equipment needs a minimum of 60 days prior to the anticipated delivery date. Customer will provide Vendor with written non-binding forecasts detailing actual Equipment needs for such projects a minimum of 30 days prior to the anticipated delivery date. Non-binding forecasts do not create commitments by Customer to purchase forecasted Equipment.
    Vendor warrants that all Equipment subject to a 30-day forecast will be available for delivery to Customer in accordance with Section 2. above. In the event that such Equipment items are not available, Vendor agrees, at Customer's request, to provide alternate Equipment deemed acceptable by Customer. Pricing for alternate Equipment shall be in accordance with
    Section 1, and shall otherwise be subject to the terms and conditions of this Agreement.

5.  EQUIPMENT ASSEMBLY, CONFIGURATION AND TESTING

    Vendor agrees to provide configuration services as defined below for an additional $24.00 per configuration ($10.00 for printers) regardless of the number of components ordered per configuration.

    a. ADDITIONAL COMPONENT INSTALLATION. All features and components requested by Customer, but not installed by manufacturer, will be installed by Vendor.

    b. TESTING/BURN-IN. Vendor will test each completed configuration by whatever method Vendor feels will best guarantee meeting Equipment reliability standards as defined in Section 6. Vendor will replace any components found to be defective during this testing process, and repeat testing.

    c. ATTACH CUSTOMER LOGO. At Customer's request, Vendor will attach a metal sticker to each Equipment item indicating the name of the applicable Nationwide Insurance Enterprise company. These stickers will be provided to Vendor by Customer.

    d. ASSET TRACKING/BAR CODING/LABELS. Vendor shall attach labels and bar codes (generated by Vendor at Customer's request) as may be specified by Customer. The bar coded information must be scanned into Customer's asset tracking system (AIMS). Customer shall provide Vendor with the hardware and connectivity to AIMS to support this process.

    e. INSTALLATION INSTRUCTIONS. If requested by Customer, Vendor will package with the Equipment all manufacturer and Customer supplied installation instructions.

    f. REPACKAGING. Vendor will repackage each Equipment item into the original container, include all Customer-supplied materials (e.g., mouse pads, surge protectors, etc.) and attach any labels or bar codes (generated by Vendor at Customer's request) as may be specified by Customer. Vendor will verify that the serial numbers of the Equipment match the corresponding serial numbers reflected on the box and the packing slip, and will provide Customer with a listing of such serial numbers. Any consolidation of components, e.g., packing the keyboard in the CPU unit box, and any repackaging in other than the original container requires Customer's prior approval.

    g. STATISTICAL REPORTING. Vendor will provide Customer with monthly reports detailing number of Equipment stages (i.e., Equipment items assembled, configured and/or tested), number of errors found, and in what phase of diagnostics they were found. Additionally, Vendor will provide Customer with read access to Customer data on Vendor's database so that Customer may produce its own customized reports.

    h. WEEKLY STATUS MEETINGS. If requested by Customer, Vendor will participate in status meetings with Customer personnel, no more often than weekly, to discuss billing, invoicing, order reports, and problem identification and reconciliations, and any other matters pertaining to the implementation of this Agreement.

    i. RETURNED PHONE CALLS. Vendor agrees to return Customer's phone calls within one business hour of Customer's initial phone call, based on an 8:00 A.M. to 5:00 P.M. ET business day.

    Additionally, Vendor may charge Customer a fee of $35.00 for installing Windows NT software, if such installation is requested by Customer. Customer is solely responsible for obtaining licenses for all software installed and (provided Vendor has properly followed

    Customer's software image installation instructions) will indemnify and save Vendor harmless therefrom.

    Configuration services shall take place at:


                   Pomeroy Computer Resources
                   1050 Elijah Creek Road
                   Hebron, Kentucky 41048


    Vendor agrees to give Customer 90 days' advance written notice of its intention to change this location.

6.  SERVICE LEVEL AGREEMENTS AND LIQUIDATED DAMAGES:

    DEAD ON ARRIVAL

    DOA Definition: Any Equipment item which experiences a failure upon installation at the end-user's site, or any partial shipment of Equipment ordered that prevents successful installation at the end-user's site.

    Failure Definition: Any Equipment item which fails to perform the functions expected based on the Equipment, peripherals and software installed and configured on the machine by Vendor.

    Require Service Level:  Less than 2% of Equipment items delivered.

    Liquidated Damages:

    In any single quarter (as measured from the Commencement Date), if the DOA failure rate for Equipment items exceeds 2% of Systems delivered, then a payment would be made to Customer within 15 days of the end of the applicable quarter, as liquidated damages for Customer's loss of its bargain and not as a penalty, of:

                        DOA 2-2.99%               $7,500
                        DOA 3-3.99%              $25,000
                        DOA 4%+                  $45,000

    At the end of the initial 12-month period, and the end of each subsequent 12-month period that this Schedule remains in effect, if the average DOA failure rate for the entire year is below the 2% level, then any payments made to Customer in the previous year pursuant to this Section would be refunded to Vendor. Additionally, Vendor shall, upon notification by Customer, over-night express replacement Equipment in any DOA situation so as to enable successful installation at the end-user's site. For the first 10 (ten) such over-nite shipments to the end-user's site in DOA situations, Vendor shall bear all costs associated with shipping. Customer will be responsible for such costs for the eleventh and subsequent DOA events. Vendor shall bear all express over-nite shipping costs of replacement Equipment for Equipment that arrives DOA at Customer's Columbus, Ohio staging location.

    DELIVERY PERIOD

    Delivery Definition: Delivery of Equipment, configured as requested in the purchase order, to the location specified in the order.

    Required Service Level: Delivery by date specified in Customer's order, provided a minimum of 6 business days is allowed for delivery from the date of Vendor's receipt of purchase order (date of receipt of order is first business day).

    Liquidated Damages:

    For each Equipment item delivered later than the requested delivery date, 1% of the invoice value of the Equipment shall be paid to Customer for each business day or fraction thereof that the Equipment is late (up to a maximum of 5%), as liquidated damages for Customer's loss of its bargain and not as a penalty. Additionally, Vendor recognizes that Customer will have a maintenance provider at the delivery location to install the Equipment. If Equipment is delivered late by Vendor and Customer thereby incurs a service charge from the maintenance provider for idle time, Vendor shall reimburse Customer for such service charge.

7.  WARRANTY/LIMITATION OF LIABILITY:

    Vendor shall immediately register the serial number corresponding to a purchased Equipment item with the Equipment Manufacturer, but in no event more than 7 business days of Equipment shipment to Customer. Additionally, Vendor warrants that it shall comply with the attached Enterprise Corporate Network Protection Policy.

    NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL OR CONSEQUENTIAL DAMAGES, EXCEPT AS MAY BE PAYABLE PURSUANT TO SECTION 11. THE WARRANTIES STATED ABOVE SHALL BE IN LIEU OF ANY OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.  VENDOR SUPPORT STAFF:

    Vendor shall provide, at no additional cost to Customer, a full-time project manager at Vendor's location to support the AOL implementation.


    Any Vendor personnel assigned to or provided Customer by Vendor that is deemed by Customer to be unsatisfactory for any reason will be immediately removed by Vendor. The parties also recognize that Vendor personnel may be unable to continue to perform services due to illness, resignation, or other cause beyond Vendor's reasonable control. Vendor shall provide Customer with suitable replacement personnel within 72 hours of such removal or discontinuance. Customer, in its sole discretion, shall have the right to accept or reject any replacement personnel offered by Vendor.

9.  TERM:

    The initial term of this Agreement shall be 12 months beginning on the Commencement Date. Following this initial term, this Agreement shall automatically renew for additional periods of 12 months each unless written notice of termination is provided by either party at least 45 days prior to conclusion of the initial term or any 12-month renewal term. During the initial term, Customer may terminate this Agreement at any time upon 90 days prior written notice.

10. TITLE AND RISK OF LOSS:

    Title to the Equipment, free and clear of all liens, levies, and encumbrances and risk of loss shall pass to Customer upon delivery of the Equipment to Customer.

11. CONFIDENTIALITY: Each party shall take all reasonable steps to assure that any material or information considered by either party to be confidential which has or will come into the possession or knowledge of each in connection with this Agreement, shall not be disclosed to others, in whole or in part, without the prior written permission of the other party.
    Vendor and Customer consider information to be confidential if it is a trade secret or proprietary information which relates to either of the party's past, present, and future research, development and business activities, and which is information either identified as being such information, or which is information that a reasonable person would understand to be such information. Examples of such information include, but are not limited to, customer lists, pricing policies, market analyses, market projections, consulting and sales methods and techniques, expansion plans, programs, program decks, routines, subroutines, operating systems, object and source codes, updates thereto, and related items, including, but not limited to, specifications, layout, charts, and other like materials and documents, together with all information, data, and know-how, technical or otherwise, included therein, manuals, printouts, notes, and annotations on disks, diskettes, tapes or cassettes, both master and duplicates. Neither party will have any obligations to maintain the confidentiality of any data or information which (i) was in receiving party's lawful possession prior to the submission thereof by the other party, (ii) is later lawfully made available to the receiving party by a third party having no obligation of secrecy to the other party, (iii) is independently developed by the receiving party or (iv) is or later becomes available to the public through no act or failure to act by the receiving party. The recipient party shall immediately return such confidential and/or proprietary information to the party providing the information upon the providing party's request. This
    Section 11. shall survive any termination of the Agreement.

12. MISCELLANEOUS:

    Titles to the sections of this Agreement are solely for the convenience of the parties and do not explain, modify, interpret, or expand the provisions herein.

    If it becomes desirable or necessary, at any time subsequent to the date of this Agreement, and prior to completion of performance hereunder, to make any change in the terms of this Agreement or to any attachment made a part hereof, any such change may be agreed upon only in writing signed by authorized representatives of Customer and Vendor.

This Agreement shall be governed by the laws of the State of Ohio. If any provision in this Agreement should be held invalid or unenforceable, the validity and enforcebility of the remaining provisions of this Agreement shall not be affected thereby.

No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

Each party agrees that it shall not assign or otherwise transfer its rights or interest in this Agreement without the prior written consent of the other parties, which consent shall not be unreasonably withheld, except that a party may assign this Agreement to the surviving entity in a merger or consolidation in which it participates or to a purchaser of all or substantially all of its assets. Vendor may not subcontract or delegate its obligations under this Agreement without the prior written consent of Customer, which consent will not be unreasonably withheld.

Each party agrees that it will not, without the prior written consent of the other in each instance, (i) use in advertising, publicity, or otherwise the name of the other, or any affiliate or subsidiary of the other, or any partner or employee of the other, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other or its affiliates or subsidiaries, or (ii) represent, directly or indirectly, that any product or any service provided by such party has been approved or endorsed by the other parties.

Customer, or its authorized representative, shall have the right to examine, during ordinary business hours, all documents, records, reports, books, files and other materials maintained by Vendor and relative to this Agreement and Vendor's compliance hereunder.

Upon delivery of the Equipment, Vendor shall supply Customer with any user manuals that are shipped by the manufacturer to Vendor with the Equipment at no additional cost to Customer.

Either party shall be excused from failures or delays in delivery or performance hereunder if such failure or delay is attributable to causes beyond the reasonable control of the party which makes such performance or delivery commercially impractical. In the event of any such delay, the time of delivery or performance and time of payment shall be extended for a period of time equal to the time lost by reason of such delay (unless otherwise specified in writing between the parties hereto.) In no event, however, will either party be excused from a delay of more than 2 months in the schedules set forth herein. In the event of a delay in delivery beyond such 2-month period, Customer may terminate the applicable order, or portion therof, with no penalty and with full refund of any amount previously paid for the portion terminated, and no further obligations shall remain on the part of either party hereunder. The non-performance of any obligation hereunder shall not be deemed a default unless the same shall not have been cured within 30 days after the non-performing party has received written notice of such non-performance.

    All covenants, representations, warranties, and agreements of the parties contained herein shall be binding upon and inure to the benefit of their respective heirs, executors, administrators, personal representatives, successors, and permitted assignees.


    Customer's Request for Proposal ("RFP") dated September 27, 1996, and the Proposal submitted to Customer by Vendor dated October 10, 1996, are hereby incorporated by reference into this Agreement and are considered a part of this Agreement though not physically attached. If there are any conflicts between the RFP or Proposal and any other term of this Agreement, such other term of this Agreement shall prevail. In the event of conflict between the RFP and the Proposal, the RFP shall prevail.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT AND AGREE TO BE BOUND BY ITS TERMS AND FURTHER AGREE THAT THIS AGREEMENT AND INCORPORATED ATTACHMENTS IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES. EACH PARTY HAS FULL POWER AND AUTHORITY TO ENTER INTO AND PERFORM THIS AGREEMENT, AND THE PERSON SIGNING THIS AGREEMENT ON BEHALF OF EACH HAS BEEN PROPERLY AUTHORIZED AND EMPOWERED TO ENTER INTO THIS AGREEMENT.

POMEROY COMPUTER RESOURCES,                 NATIONWIDE MUTUAL INSURANCE
INC.                                        COMPANY


By /s/  Richard C. Mills                    By /s/ Gary M. Hall
   ---------------------------                 -------------------------------

Name: Richard C. Mills                      Name: Gary M. Hall
     ------------------------                     ----------------------------
                                                   VP, Enterprise Information
Title: Vice President of Operations         Title: Processing Services
      ----------------------------                 ---------------------------

Date:  12/16/96                             Date:  12/31/96
      ----------------------------                 ---------------------------

EXHIBIT I

                          COMPAQ CONFIGURATIONS FOR AOL

                          Configuration A (Option - 1)


   Description                                                 Part #

Prosignia 5/150 2100                                        224050-002
32 MB. Memory Kit                                           148190-001
4/16 - GB. TurboDat                                         142181-001
1024 Color Monitor                                          141564-601

                          Configuration A (Option - 2)

Proliant 1500 M5/133                                        219700-001
32 MB, Memory Kit                                           169170-001
4/16 - GB. TurboDat                                         142181-001
1024 Color Monitor                                          141584-601
2.1 GB. Pluggable Dr.                                       146742-004

Proliant 1500 M5/166                                        219720-001

                             Configuration B (Tower)

Proliant 1500 M5/133                                        219700-001
64 MB Memory Kit                                            169171-001
32 MB.Memory Kit                                            169170-001
15/30-GB.DLT Dr.                                            242456-001
1024 Color Monitor                                          141564-601
4.3 GB.Pluggable Dr.                                        146742-006
4.3 GB.Pluggable Dr.                                        146742-006

Proliant 1500 M5/166                                        219720-001

Cost of same configuration w/5/166

                             Configuration B (Rack)

Proliant 1500R M5/133                                       220010-001
64 MB Memory Kit                                            169171-001
32 MB. Memory Kit                                           169170-001
15/30-GB.DLT Dr.                                            242456-001
1024 Color Monitor                                          141564-601
4.3 GB.Pluggable Dr.                                        146742-006
4.3 GB.Pluggable Dr.                                        146742-006

Proliant 1500R M5/166                                       220010-001

                      Database Options for Configurations B

Smart-2/P Array Ctlr.                                       194753-001
4.3 GB.Pluggable Dr.                                        146742-006

EXHIBIT I


                          COMPAQ CONFIGURATION FOR AOL

                             Configuration C (Rack)


               Description                               Part #

          Proliant 4500R M2/133                        213430-002
          64 MB Memory Kit                             149913-001
          12B MB. Memory Kit                           149914-001
          15/30-GB. DLT Dr.                            242456-001
          1024 Color Monitor                           141564-601
          4.3 GB. Pluggable Dr.                        146742-006
          4.3 GB. Pluggable Dr.                        146742-006
          4.3 GB. Pluggable Dr.                        146742-006
          4.3 GB. Pluggable Dr.                        146742-006
          Smart-2/E Array Cltr.                        194751-001


                             Configuration C (Rack)

          Proliant 5000R M2-6/166                      218450-002
          64 MB Memory Kit                             218282-001
          12B MB. Memory Kit                           219283-001
          15/30-GB. DLT Dr.                            242456-001
          1024 Color Monitor                           141564-601
          4.3 GB. Pluggable Dr.                        146742-006
          4.3 GB. Pluggable Dr.                        146742-006
          4.3 GB. Pluggable Dr.                        146742-006
          4.3 GB. Pluggable Dr.                        146742-006
          Smart-2/P Array Cltr.                        194753-001


                                     Options

          Compaq 42U Rack                              165753-001
          Rack Blanking Panel                          169940-001
          Keyb/Monitor Shelf                           165644-001
          Compaq 22U Rack                              163747-001
          Rack Side Wall Kit                           165652-001
          SCSI Storage Expander                        142185-001
          SCSI Storage Expander                        165620-001

EXHIBIT I


                               IBM CONFIGURATIONS


               Description                                Model #


                                 Configuration A

          Model 310 Server                             86380D0
          2.16 GB Drive                                07H1129
          32 MB ECC Kit                                11H0657
          DAT Tape Drive                               74G8631
          Ethernet                                     04H6550
          Display                                      6542103


                                 Configuration B

          Model 320 Server                             86402D0
          256K L2 Cache Upg                            94G3141
          2.16 GB Drive                                07H1129
          Display                                      8642103
          PCI 100/10 Ethernet                          25H4374
          32MB ECC Kit                                 11H0624
          Tape Converter                               70G9859
          16MB ECC Kit                                 11H0621
          DLT Tape                                     DLT2000XT


                                Configuration BDB

          Server 320                                   86402D0
          256K L2 Cache                                94G3141
          16MB ECC Kit                                 11H0621
          2.16 GB Drive                                07H1129
          Tape Converter                               70G9859
          Display                                      6542103
          PCI RAID Adapter                             94G2764
          PCI 100/10 Ethernet                          25H4374
          32MB ECC Kit                                 11H0624
          DLT Tape                                     DLT2000XT


                                 Configuration C

          PC Server 720 w/ (2) 2.25 GB                 86422ZS
          32 MB ECC Kit                                94G2941
          2.25 GB Disk Drive                           94G2650
          PCI 100/10 Ethernet                          25H4374
          Display                                      6542103
          DLT Tape                                     DLT4000

EXHIBIT I



                             PRINTER CONFIGURATIONS


Product
-------

Hewlett-Packard LaserJet 5 Printer
Hewlett-Packard LaserJet 5M Printer
Hewlett-Packard LaserJet 5L-FS Printer
Hewlett-Packard LaserJet 5P Printer
Hewlett-Packard Desktop 340 Printer
Hewlett-Packard DeskJet 1600C Printer
Hewlett-Packard Color LaserJet 5M Printer
Hewlett-Packard CopyJet Printer/Copier